UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	90-0300868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court SE, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

1234 Airport Road, Suite 105, Destin, FL 32541
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates the first paragraph in Item 5.02 (d) of the Current Report on Form 8-K filed by MiMedx Group, Inc. with the Securities and Exchange Commission on September 28, 2009. This Current Report is being filed to correct the roles and assignment of committees which our newly elected Board Members will serve.

Except for the amended and restated information included in the first paragraph of Item 5.02 (d) no other information contained herein has been amended or restated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective September 22, 2009 the Company’s Board of Directors appointed William C. Taylor to serve as the Company’s President and Chief Operating Officer. The Board has agreed to compensate Mr. Taylor with an annual base salary of $225,000, subject to review in six months, and granted Mr. Taylor options to purchase 750,000 shares of Common Stock of the Company. So long as Mr. Taylor is still employed by the Company, the options will vest 50% on September 22, 2010 and 25% on each of the next two one year anniversaries of the grant date.

Mr. Taylor, age 41, has been a consultant to the Company since May 2009. Mr. Taylor is an operating executive with over 20 years experience in healthcare product design, development and manufacturing. From 2001 through 2008, Mr. Taylor was President and CEO of Facet Technologies, LLC, a medical device company focused on medical device design, development, and manufacturing for OEM clients such as Abbott, Bayer, BD, LifeScan (J&J), Roche, and Flextronics. Over his 14 year career at Facet and its predecessor company, Gainor Medical, he held various management positions, beginning with R&D, QA & Regulatory Affairs and progressing through General Management. Mr. Taylor was instrumental in growing the design and manufacturing business of Gainor Medical from $14 million in revenue up to over $40 million, when the company was sold to Matria Healthcare. As President, he led the company to the number one market position in microsampling technology and grew it to over $85 million in revenue. He also led Facet as CEO for 18 months, from September 2006 thru February 2008, after it was sold to Water Street Healthcare Partners. Mr. Taylor started his career in healthcare at Miles, Inc., Diagnostics Division (now Bayer Healthcare) as an engineering co-op, and then progressed to project management and senior mechanical engineering positions. A graduate of Purdue University, Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering and is co-inventor on eight patents.

Also effective September 22, 2009, the Board of Directors appointed Michael J. Culumber, who had been serving as the Company’s Acting Chief Financial Officer since February 24, 2009, as the Company’s Chief Financial Officer. In conjunction with Mr. Culumber’s appointment, the Company, Mr. Culumber and MiMedx, Inc. entered into an Assignment, Assumption and Amendment (“Assignment”), whereby MiMedx, Inc. assigned to the Company, and the Company assumed, the Employment Agreement dated May 16, 2008, between MiMedx, Inc. and Mr. Culumber (the “Employment Agreement”). Copies of the Employment Agreement and the Assignment, the material terms of which are described below, are attached hereto as Exhibits 10.5, and 10.6, respectively, and are incorporated herein by reference. The Assignment revised the Employment Agreement to reflect Mr. Culumber’s new position as Chief Financial Officer of the Company, reporting to the Company’s Chief Executive Officer. Under the Employment Agreement, which expires on May 15, 2010, Mr. Culumber is entitled to receive a base salary of $150,000 per year, subject to annual review.

The Board also appointed Roberta McCaw to serve as the Company’s General Counsel and Secretary effective September 22, 2009. Ms. McCaw will remain an outside consultant to the Company, will receive a monthly retainer of $7,500 per month and will devote approximately 10 hours per week to the Company’s business affairs. Additionally, Ms. McCaw was awarded an option to acquire 37,500 shares of the Company’s common stock, which, so long as Ms. McCaw is still engaged as a consultant to the Company, will vest 50% on September 22, 2010 and 25% on each of the next two one year anniversaries of the grant date.

Ms. McCaw has been a Consultant to the Company since January 2009. From 1996 to 2008, Ms. McCaw served as General Counsel and Secretary of Matria Healthcare, Inc., a publicly traded healthcare and medical device company. Prior to joining Matria, Ms. McCaw was a partner in a Connecticut-based law firm. She is a graduate of University of Connecticut School of Law. Prior to law school, Ms. McCaw studied accounting at Miami University and Cleveland State University, and worked as a Certified Public Accountant.

(d) The Company’s Board of Directors elected J. Terry Dewberry and Joseph G. Bleser as directors, effective September 23, 2009.  Mr. Dewberry will serve on and chair our Audit Committee and serve on our Nominating and Corporate Governance Committee. Mr. Bleser will serve on our Audit Committee, Compensation Committee and our Nominating and Corporate Governance Committee.

Mr. Dewberry and Mr. Bleser will serve as directors until the next annual meeting of shareholders or until a successor is elected or qualified. There is no arrangement or understanding between Mr. Dewberry nor Mr. Bleser and any person pursuant to which they were selected as directors.  Mr. Dewberry and Mr. Bleser will receive compensation pursuant to the Company’s outside director compensation plan. The Company pays its outside (non-employee) directors an annual retainer of $20,000 for serving on the Board of Directors, payable quarterly in equal installments. Each independent director also receives a meeting fee of $2,500 for each in-person meeting of the Board of Directors that they attend, and a fee of $500 for each telephonic Board meeting in which they participate. Additionally, the Chairman of any committee of the Board of Directors receives an additional $5,000 annually and all members of each committee receive an additional $2,500 annually.  Also, each new director was awarded a one-time option to purchase 50,000 shares of the Company’s Common Stock. So long as the directors continue to serve as directors of the Company, the options vest 25% on the date of grant and 25% on each of the next three one year anniversary dates.

Mr. J. Terry Dewberry, age 65, is a private investor. He has served on the Boards of Directors of several publicly traded healthcare products and services companies, including Respironics, Inc. (1998-2008), Matria Healthcare, Inc. (2006-2008), Healthdyne Information Enterprises, Inc. (1996-2002), Healthdyne Technologies, Inc. (1993-1997), Home Nutritional Services, Inc. (1989-1994) and Healthdyne, Inc. (1981-1996). From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, he served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc. Mr. Dewberry received a Bachelor of Electrical Engineering from Georgia Institute of Technology in 1967 and a Masters of Public Accounting from Georgia State University in 1972.

Mr. Joseph G. Bleser, age 63, became a financial consultant serving public and private companies in the healthcare and technology industries in 1998. He served as Chief Financial Officer, Treasurer and Secretary of Transcend Services, Inc., a provider of medical transcription services, from January 2004 to April 2005. Prior to 1998, Mr. Bleser served over 15 years as Chief Financial Officer for several public companies in the healthcare and technology industries, including HBO & Company, Allegiant Physician Services, Inc., and Healthcare.com Corporation. Mr. Bleser also formerly served on the Board of Directors of Healthcare.com Corporation and Quovadx, Inc. Mr. Bleser is a licensed Certified Public Accountant with ten years of public accounting experience at an international public accounting firm. Mr. Bleser currently serves on the Board of Directors of Transcend Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: September 30, 2009	By: /s/: Michael J. Culumber
Michael J. Culumber, Chief Financial Officer

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